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                                                                      EXHIBIT 21

                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Openwave Systems Argentina S.R.L.                      Argentina

Openwave Systems Systems Brasil Ltda                   Brazil

Openwave Systems (Canada) Ltd.                         Canada

Openwave Systems (Denmark) ApS                         Denmark

Openwave Systems (France) SAS                          France
Software.com France S.A.R.L.                           France

Openwave Systems Deutschland GmbH                      Germany

Openwave Systems (H.K.) Ltd.                           Hong Kong
Software.com Hong Kong Ltd                             Hong Kong

Openwave Systems (Italia) Srl
Software on Italia S.r.l.                              Italy

Openwave Systems Japan KK                              Japan

Openwave Systems yuhan hoesa                           Korea

Phone.com (Mexico) S. de R.L.                          Mexico

Phone.com B.V.                                         Netherlands
Software.com B.V.                                      Netherlands

Adros Contractors Ltd.                                 Northern Ireland
Openwave Systems (Ireland) Ltd.                        Northern Ireland
Openwave Systems (NI) Ltd.                             Northern Ireland
Openwave Systems (ROI) Ltd.                            Republic of Ireland

Openwave Sytems (Singapore) Pte Ltd                    Singapore

                                                       After 6/30/01

Openwave Systems (Holdings) Ltd.                       United Kingdom
Openwave Systems (Newbury) Ltd.                        United Kingdom
Openwave Systems (Developments) Ltd.                   United Kingdom
Openwave Systems (Europe) Ltd.                         United Kingdom
Software.com Ltd.                                      United Kingdom

AtMobile.com, Inc.                                     United States
AtMotion, Inc.                                         United States
BCandid Corp.                                          United States
Global Mobility Network, Inc.                          United States
Highland Software, Inc.                                United States
ISPNews, Inc.                                          United States
Mobility.Net Corp.                                     United States
MyAble, Inc.                                           United States
Onebox.com, Inc.                                       United States
Openwave Systems, Inc.                                 United States
Software.com International, Inc.                       United States
Openwave Technologies Inc. (FKA Software.com,Inc.)     United States
Phone.com Foreign Holdings LLC                         United States
Paragon Software, Inc.                                 United States
Software.com Telarc, Inc.                              United States